UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Axovant Sciences Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Clarendon House 2 Church Street Hamilton HM11, Bermuda	Not Applicable
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Common Shares, $0.00001 par value per share	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following.  ☐

Securities Act registration statement file number to which the form relates:  333-204073

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1.                                 Description of Registrant’s Securities to be Registered.

Axovant Sciences Ltd. (the “Registrant”) hereby incorporates by reference the description relating to the Registrant’s common shares, $0.00001 par value per share, to be registered hereunder set forth in the section titled “Description of Share Capital” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-204073), as originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on May 11, 2015, as subsequently amended (the “Registration Statement”).  Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2.                                 Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

AXOVANT SCIENCES LTD.

Date: June 5, 2015	By:	/s/ Vivek Ramaswamy
		Name:	Vivek Ramaswamy
		Title:	Principal Executive Officer